                                                            Exhibit. (h)(1)(k)

                     SECOND AMENDMENT TO SERVICES AMENDMENT

     This Second Amendment to the Services Amendment, dated as of October 11, 2007 (the "Amendment"), by and between State Street Institutional Investment Trust, a trust established under the laws of the Commonwealth of Massachusetts (the "Fund"), and ALPS Fund Services, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80202 (the "Transfer Agent").

     WHEREAS, the Fund and Transfer Agent entered into a Services Amendment dated February 1, 2005 (the "Agreement"); and

     WHEREAS, the Transfer Agent and the Fund wish to modify the provisions of the Agreement to reflect the addition of three new Portfolios under Exhibit B of this Amendment; and

     NOW THEREFORE, the parties hereby agree to amend the Agreement as follows:

     1. The parties hereto agree to delete Exhibit B in its entirety and replace it with a new Exhibit B attached hereto, dated October 11, 2007.

     2. Except as specifically set forth herein, all other provisions of the Amendment shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Amendment.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

STATE STREET INSTITUTIONAL              ALPS FUND SERVICES, INC.
INVESTMENT TRUST

                                               ,
By: /s/ James Ross                      By: Tane T. Tyler
    ---------------------------------       ------------------------------------
                                                 ,
Name: James Ross                        Name: Tane T. Tyler
Title: President                        Title: Secretary

                              EXHIBIT B - FUND LIST

                                  AS AMENDED ON
                                OCTOBER 11, 2007

State Street Institutional Investment Trust
   State Street Institutional Liquid Reserves Fund
   State Street Institutional Limited Duration Bond Fund
   State Street Institutional Tax Free Limited Duration Bond Fund
   State Street Institutional Tax Free Money Market Fund
   State Street Institutional Treasury Money Market Fund
   State Street Institutional Treasury Plus Money Market Fund
   State Street Institutional U.S. Government Money Market Fund